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                                                                    EXHIBIT 21.1



                                  SUBSIDIARIES
                                       OF
                                 TBC CORPORATION


                                                      State of Incorporation/
            Name of Subsidiary                              Organization
            ------------------                              ------------
            TBC Private Brands, Inc                            Delaware

            Big O Tires, Inc.                                  Nevada

            Big O Tire of Idaho, Inc.                          Idaho

            Carroll's, Inc.                                    Georgia

            Merchant's, Incorporated                           Delaware

            NTW Incorporated                                   Delaware

            TBC Brands, LLC                                    Delaware

            TBC Capital, LLC                                   Delaware

            TBC International Inc.                             Delaware

            TBC Retail Enterprises, Inc.                       Delaware

            Tire Kingdom, Inc.                                 Florida

            TBC Private Brands of Texas, LLC                   Delaware



Certain other subsidiaries have not been listed because they would not, if considered in the aggregate as one subsidiary, constitute a "significant subsidiary," as defined in Rule 1.02(w) of Regulation S-X.